Exhibit 5.1

February 3, 2017

Pulmatrix, Inc.

99 Hayden Avenue

Suite 390

Lexington, MA 02421

Re:	Pulmatrix, Inc.
Registration Statement on Form S-3, Registration No. 333-212546

Ladies and Gentlemen:

We have acted as counsel to Pulmatrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated February 3, 2017 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3, Registration No. 333-212546, initially filed by the Company with the Commission on July 15, 2016, as thereafter amended or supplemented, declared effective on August 3, 2016 (the “Registration Statement”). The Prospectus Supplement relates to the proposed sale of 950,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement, dated February 3, 2017, by and among the Company and the investors named therein (the “Securities Purchase Agreement”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement and the base prospectus, dated August 3, 2016, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), (v) the Securities Purchase Agreement, (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Phone: 212.659.7300

Fax: 212.918.8989

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect (the “DGCL”).

In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the Prospectus will have been issued, (iii) the Prospectus will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company referred to above will not have been modified or rescinded, (v) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, and (vi) the Securities Purchase Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Securities Purchase Agreement approved by the Pricing Committee of the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP